UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 10, 2010

QWEST COMMUNICATIONS INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15577	84-1339282
(Commission File Number)	(IRS Employer Identification No.)

1801 California Street, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 992-1400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 10, 2010, Qwest Communications International Inc. (the “Company”) issued a press release (the “Press Release”) announcing that it has determined the final purchase price offered by the Company pursuant to its previously announced tender offer (the “Offer”) to purchase for cash any and all of its outstanding 3.50% Convertible Senior Notes due 2025 (the “Convertible Notes”). The final purchase price per $1,000 principal amount of Convertible Notes is $1,170.00, which was the maximum consideration payable in the Offer. In addition, holders will receive, in respect of their Convertible Notes that are accepted for purchase, accrued and unpaid interest on such Convertible Notes to, but excluding, the settlement date of the Offer. All amounts payable pursuant to the Offer will be rounded to the nearest cent.

A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to purchase, or a solicitation of an offer to sell, securities. The Offer may be made only pursuant to the terms and conditions of the Company’s Offer to Purchase, dated July 13, 2010 (the “Offer to Purchase”), and the related the Letter of Transmittal (the “Letter of Transmittal”) and the other related Offer materials. An issuer tender offer statement on Schedule TO, including the Offer to Purchase and the Letter of Transmittal, describing the Offer has been filed with the Securities and Exchange Commission. Holders of the Convertible Notes are encouraged to read the Schedule TO and its exhibits carefully before making any decision with respect to the Offer because it contains important information. The Schedule TO, the Offer to Purchase, the Letter of Transmittal and other related Offer materials are available free of charge at the website of the Securities and Exchange Commission at www.sec.gov. In addition, the Company will provide copies of the Schedule TO and related Offer materials upon request free of charge to holders of the Convertible Notes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Qwest Communication International Inc. dated August 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QWEST COMMUNICATIONS INTERNATIONAL INC.

DATE: August 10, 2010	By:	/s/ STEPHEN E. BRILZ
	Name:	Stephen E. Brilz
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Qwest Communication International Inc. dated August 10, 2010.